Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Lee Schram and Edward A. Merritt their true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company's annual report on Form 10-K for the year ended December 31, 2016, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date

/s/ Lee Schram	2/22/2017
Lee Schram, Chief Executive Officer and Director (principal executive officer)

/s/ Edward A. Merritt	2/22/2017
Edward A. Merritt, Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Ronald C. Baldwin	2/22/2017
Ronald C. Baldwin, Director

/s/ Charles A. Haggerty	2/22/2017
Charles A. Haggerty, Director

/s/ Don J. McGrath	2/22/2017
Don J. McGrath, Director

/s/ Cheryl Mayberry McKissack	2/22/2017
Cheryl Mayberry McKissack, Director

/s/ Neil J. Metviner	2/22/2017
Neil J. Metviner, Director

/s/ Stephen P. Nachtsheim	2/22/2017
Stephen P. Nachtsheim, Director

/s/ Thomas J. Reddin	2/22/2017
Thomas J. Reddin, Director

/s/ Martyn R. Redgrave	2/22/2017
Martyn R. Redgrave, Director

/s/ John L. Stauch	2/22/2017
John L. Stauch, Director